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                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Zonagen, Inc. for the registration of up to 6,100,000 shares of its common stock and to the incorporation by reference therein of our report dated February 11, 1994, with respect to the financial statements of Zonagen, Inc. included in its Annual Report (Form 10-K/A-1) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



     ERNST & YOUNG LLP

     December 5, 1996
     The Woodlands, Texas